Williams Controls Reports Second Quarter 2010 Results

PORTLAND, OR -- (Marketwire - May 06, 2010) - Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced financial results for its second quarter ended March 31, 2010.

Net sales for the quarter were $12,649,000, up 38.5% from sales of $9,131,000 reported in the second quarter of fiscal 2009. The Company reported a net loss in the second quarter of fiscal 2010 of $432,000, or $0.06 per diluted share, compared to a net loss of $1,200,000, or $0.17 per diluted share, for the corresponding quarter of fiscal 2009.

Sales for the six months ended March 31, 2010, increased $4,536,000, or 22.9%, to $24,358,000 from $19,822,000 for the comparable period last year. Net loss for the six months ended March 31, 2010 was $37,000, or $0.01 per diluted share, compared to net loss of $2,041,000, or $0.28 per diluted share, for the six months ended March 31, 2009.

Included in the second quarter and first six months of fiscal 2010 results was an after tax charge of approximately $487,000, or $0.07 per diluted share, related to a legal provision for the previously announced Cuesta class action lawsuit.

Sales volume increased in essentially all of our principal markets as the industry world-wide continues to recover. Sales to NAFTA truck customers were up 23% when compared to the second quarter of fiscal 2009 and up 4% for the first six months. Sales to the Company's European OEM truck customers have seen an increase of 53% on a quarter over quarter basis and up 56% year to date. Net sales to our Asian customers were up 68% and 95%, respectively, when compared to the prior year second quarter and first six months, primarily due to increased sales volumes of heavy trucks in Korea and heavy trucks and off-road vehicles in China. Increases in off-road volumes in China primarily resulted from adoption of more stringent emissions standards in China, which require the types of products sold by the Company. World-wide off-road sales have increased 66% when compared to the second quarter of fiscal 2009 and 42% when compared to the first six months of fiscal 2009.

The second quarter operating loss was $792,000 compared to $1,881,000 in the same quarter of fiscal 2009. For the first six months, operating loss was $264,000 compared to $2,790,000 in the first six months of fiscal 2009. For both the quarter and six months, the improvement of earnings was primarily the result of the overall sales increase from the prior year periods, offset slightly by the class action provision of $775,000 in each period.

Commenting on the second quarter results Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer stated, "We are reasonably confident that we are near a settlement of the Cuesta class action lawsuit stemming from the automotive business we sold in 2004. I'm looking forward to getting this distraction behind us." He continued, "This is the third consecutive quarter of improving volumes and our sales improvement was across all geographic regions. On a percentage basis, we saw particularly strong growth in China, but it is possible that we could see some short-term reduction in North American truck sales in the second half of our fiscal year due to the lingering effects of the 2010 emission mandate." He concluded, "As a result of India's move to more emission compliant engines, we will be opening our plant in Pune, India this summer to support our customers in this important market."

Williams Controls will hold an investor conference call at 4:15 P.M. Eastern Time on Thursday, May 6, 2010 to provide an overview of the second quarter of fiscal 2010 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-706-643-4013 (international). Participants should call prior to the start time to allow for registration. The conference access code is 69544281. An audio replay will be available by telephone through May 31, 2010. The telephone number to access the replay is 1-800-642-1687 (domestic) and 1-706-645-9291 (international). The access code will be 69544281.

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems ("ETCs") for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls' website at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings and our ability to resolve any remaining outstanding issues relating to the Cuesta settlement. Some of these factors include the length and severity of any economic downturns affecting the operations of the Company or any of its business operations, competition, and the Company's ability to attract and retain qualified management and to maintain positive labor relations with our collective bargaining employees, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                          Williams Controls, Inc.
           Unaudited Condensed Consolidated Statements of Operations
           (Dollars in thousands, except share and per share amounts)

                           Three        Three
                          months       months     Six months   Six months
                           ended        ended        ended        ended
                          3/31/10      3/31/09      3/31/10      3/31/09
                        (unaudited)  (unaudited)  (unaudited)  (unaudited)
                        -----------  -----------  -----------  -----------
Net sales               $    12,649  $     9,131  $    24,358  $    19,822
                        -----------  -----------  -----------  -----------
Cost of sales                 9,294        7,908       17,416       16,045
                        -----------  -----------  -----------  -----------
Gross profit                  3,355        1,223        6,942        3,777
                        -----------  -----------  -----------  -----------
Research and
 development expense          1,160        1,010        2,216        2,156
                        -----------  -----------  -----------  -----------
Selling expense                 761          630        1,419        1,281
                        -----------  -----------  -----------  -----------
Administration expense        1,451        1,464        2,796        3,130
                        -----------  -----------  -----------  -----------
Class action provision          775            -          775            -
                        -----------  -----------  -----------  -----------
Operating loss                 (792)      (1,881)        (264)      (2,790)
                        -----------  -----------  -----------  -----------
Interest income                  (4)          (3)          (7)         (16)
                        -----------  -----------  -----------  -----------
Interest expense                  4            5            9           10
                        -----------  -----------  -----------  -----------
Loss on impairment of
 investments                      -            -            -          317
                        -----------  -----------  -----------  -----------
Other (income) expense,
 net                            (64)           -          (57)          87
                        -----------  -----------  -----------  -----------
Loss before income
 taxes                         (728)      (1,883)        (209)      (3,188)
                        -----------  -----------  -----------  -----------
Income tax benefit             (296)        (683)        (172)      (1,147)
                        -----------  -----------  -----------  -----------
Net loss                $      (432) $    (1,200) $       (37) $    (2,041)
                        -----------  -----------  -----------  -----------
Earnings per share
 information:
                        -----------  -----------  -----------  -----------
Basic -
                        -----------  -----------  -----------  -----------
Net loss per common
 share                  $     (0.06) $     (0.17) $     (0.01) $     (0.28)
                        -----------  -----------  -----------  -----------
Weighted average shares
 used in per share
 calculation - basic      7,273,320    7,256,206    7,272,180    7,361,286
                        -----------  -----------  -----------  -----------
Diluted -
                        -----------  -----------  -----------  -----------
Net loss per common
 share                  $     (0.06) $     (0.17) $     (0.01) $     (0.28)
                        -----------  -----------  -----------  -----------
Weighted average shares
 used in per share
 calculation - diluted    7,273,320    7,256,206    7,272,180    7,361,286
                        -----------  -----------  -----------  -----------

                            Williams Controls, Inc.
                Unaudited Condensed Consolidated Balance Sheets
                            (Dollars in thousands)

                                               March 31,     September 30,
                                                  2010           2009
                                               (unaudited)    (unaudited)
                                              -------------  -------------
                      Assets
                                              -------------  -------------
Current Assets:
                                              -------------  -------------
   Cash and cash equivalents                  $       9,560  $       9,245
                                              -------------  -------------
   Short-term investments                               440            286
                                              -------------  -------------
   Trade accounts receivable, net                     8,018          6,677
                                              -------------  -------------
   Other accounts receivable                          1,904          1,509
                                              -------------  -------------
   Inventories                                        5,559          5,539
                                              -------------  -------------
   Deferred income taxes                                523            579
                                              -------------  -------------
   Prepaid expenses and other current assets            572            269
                                              -------------  -------------
      Total current assets                           26,576         24,104
                                              -------------  -------------

                                              -------------  -------------
Property, plant and equipment, net                    8,759          8,893
                                              -------------  -------------
Deferred income taxes                                 3,049          3,019
                                              -------------  -------------
Other assets, net                                       325            368
                                              -------------  -------------
      Total assets                            $      38,709  $      36,384
                                              -------------  -------------

                                              -------------  -------------
     Liabilities and Stockholders' Equity
                                              -------------  -------------
Current Liabilities:
                                              -------------  -------------
   Accounts payable                           $       3,866  $       2,990
                                              -------------  -------------
   Accrued expenses                                   5,496          4,492
                                              -------------  -------------
   Current portion of employee benefit
    obligations                                         225            225
                                              -------------  -------------
      Total current liabilities                       9,587          7,707
                                              -------------  -------------

                                              -------------  -------------
Long-term Liabilities:
                                              -------------  -------------
   Employee benefit obligations                       8,335          8,297
                                              -------------  -------------
   Other long-term liabilities                          301            290
                                              -------------  -------------

                                              -------------  -------------
Stockholders' Equity:
                                              -------------  -------------
   Preferred stock                                        -              -
                                              -------------  -------------
   Common stock                                          73             73
                                              -------------  -------------
   Additional paid-in capital                        36,949         36,643
                                              -------------  -------------
   Accumulated deficit                               (6,813)        (6,776)
                                              -------------  -------------
   Treasury stock                                    (2,734)        (2,734)
                                              -------------  -------------
   Accumulated other comprehensive loss              (6,989)        (7,116)
                                              -------------  -------------

                                              -------------  -------------
      Total stockholders' equity                     20,486         20,090
                                              -------------  -------------
      Total liabilities and stockholders'
       equity                                 $      38,709  $      36,384
                                              -------------  -------------

Contact:
Mike Rusk
Financial Controller
Telephone:  (503) 684-8600